UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2012

REALESTATE PATHWAYS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-54746	27-2300669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2114 West Apache Trail Apache Junction, Arizona	85120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480)-382-2212

Copies of Communications to:
Stoecklein Law Group, LLP
Columbia Center
401 West A Street
Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-1325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 17, 2012, Eric K. Lindberg submitted his letter of resignation from his position as President and Director of the Registrant, effective immediately. The resignation was accepted by the Registrant on December 17, 2012.

On December 17, 2012, Karin du Plooy submitted her letter of resignation from her position as Secretary of the Registrant, effective immediately. The resignation was accepted by the Registrant on December 17, 2012.

On December 17, 2012, in connection with resignation of Eric K. Linberg, the Board of Directors unanimously appointed Mr. John “Jay” Grdina to serve as the President, CEO, and Director of the Registrant, effective immediately.

Jay Grdina, Age 45, President, Chief Executive Officer, and Director; joined RealEstate Pathways, Inc. in December of 2012. Mr. Grdina is the CEO and majority shareholder in Dolce Bevuto, LLC (“Dolce”), which manufactures an anti-hangover product called “NOHO,” which the Company intends to distribute. Mr. Grdina was the founder and former CEO of Club Jenna, Inc., which was sold to Playboy Enterprises. While at Playboy Enterprises from 2006 to 2012, Mr. Grdina was a Senior Vice President and the President of Production at Playboy responsible for all aspects of Television and Video Production After serving as a Senior Vice President for Playboy, he went on to create the celebrity blogging sensations TheDirty.com and Kikster.com. Mr. Grdina was named one of Details Magazine’s Most Successful Men (#10) under the Age of 37 in America. Additionally, he has been the subject of feature articles for both Forbes and Rolling Stone.

On December 17, 2012, in connection with resignation of Karin du Plooy the Board of Directors unanimously appointed Mr. Sean Stephenson to serve as the Secretary and Treasurer of the Registrant, effective immediately.

Sean Stephenson. Age 39, Secretary and Treasurer; joined RealEstate Pathways, Inc. in December of 2012. Mr. Stephenson is the President of Dolce and has been with the Company since it first launched into the marketplace in 2010. From 2009 to 2010, Mr. Stephenson was the Vice President of Sales & Marketing for Dajomi Brands, LLC, the previous owners of NOHO. From 2007 to 2009, Mr. Stephenson was the Vice President of Sales & Marketing for Bond Laboratories, Inc. (“Bond”), while at bond Mr. Stephenson was responsible for key account sales account sales and all marketing initiatives for its Fusion Energy line of products, helping the company grow from a concept to three million dollars within three years. From 2005 to 2007, Mr. Stephenson was Vice President of Special Markets for Ocean Pacific Apparel Corporation (“Op”), a wholly-owned subsidiary of Warnaco Group (NYSE: WRC). While at Op, Mr. Stephenson was responsible for the company’s licensed product line, negotiating contracts and developing product lines in conjunction with the NBA, NFL, and major universities such as USC, Ohio State, UCLA, Notre Dame, University of Texas, and many others. Mr. Stephenson is also a former USMC Aerial Navigator flying in excess of 40 missions on a KC-130 aircraft, as well as a veteran of Operation Restore Hope in Somalia.

Neither officer, as of the date of this filing, has executed an employment agreement nor are they to receive any compensation. Neither officer has a family relationship with any existing or past director or officer of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REALESTATE PATHWAYS, INC.

By: /S/ John Grdina
John Grdina, President and Chairman of the Board

Date:  December 21, 2012